                                                                 EXHIBIT d.(xii)

                             AMENDMENT NUMBER 11 TO

                         INVESTMENT MANAGEMENT AGREEMENT

      Pursuant to the Investment Management Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) ("HIFSCO") and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), THE HARTFORD CAPITAL APPRECIATION II FUND, THE HARTFORD FLOATING RATE FUND AND THE HARTFORD SELECT MIDCAP VALUE FUND are hereby included in the definition of Portfolio. All provisions in the Agreement shall apply to the management of The Hartford Capital Appreciation II Fund, The Hartford Floating Rate Fund and The Hartford Select MidCap Value Fund and are hereby included in the definition of Portfolio. All provisions in the Agreement except as stated below.

      The advisory fee for the new portfolio shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

                    THE HARTFORD CAPITAL APPRECIATION II FUND

Net Asset Value                    Annual Rate
---------------                    -----------
First $250,000,000                      1.00%
Next $250,000,000                       0.95%
Next $500,000,000                       0.90%
Amount Over $1 Billion                  0.85%

                       THE HARTFORD FLOATING RATE FUND(1)

Net Asset Value                    Annual Rate
---------------                    -----------
First $500,000,000                      0.65%
Next $500,000,000                       0.60%

               THE HARTFORD THE HARTFORD SELECT MIDCAP VALUE FUND

Net Asset Value                    Annual Rate
---------------                    -----------
First $500,000,000                      1.00%
Next $500,000,000                       0.95%
Amount Over $1 Billion                  0.90%

      This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 28th day of April, 2005.

--------------
(1) HIFSCO has voluntarily waived it's management fee until April 29, 2006.

HARTFORD INVESTMENT FINANCIAL        THE HARTFORD MUTUAL FUNDS, INC.
SERVICES, LLC                        on behalf of:
                                     The Hartford Capital Appreciation II Fund
                                     The Hartford Floating Rate Fund
                                     The Hartford Select MidCap Value Fund

By: /s/ David M. Znamierowski        By: /s/ David M. Znamierowski
    --------------------------           ---------------------------
    David M. Znamierowski                David M. Znamierowski
    Executive Vice President             President